UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.  FINANCIAL INFORMATION

Item 2.01                         Completion of Acquisition or Disposition of Assets.

On May 18, 2016, FedEx Corporation (“FedEx”), its wholly-owned indirect subsidiary FedEx Acquisition B.V., and TNT Express N.V. (“TNT Express”) jointly announced that the conditions remaining under the offer made by FedEx Acquisition B.V. on August 21, 2015 to acquire all issued and outstanding ordinary shares, including shares represented by American Depositary Shares (the “Shares”), of TNT Express (the “Offer”), have been satisfied or waived and that FedEx Acquisition B.V. has declared the Offer unconditional.

As of May 13, 2016, 484,982,585 Shares had been tendered for acceptance under the Offer, representing 88.4% of the Shares.  In accordance with the terms of the Offer, on the settlement date FedEx Acquisition B.V. shall make payment of €8.00 per ordinary share and the U.S. dollar equivalent of such amount for American Depositary Shares, thereby accepting transfer of all Shares tendered prior to or on May 13, 2016.  Settlement with respect to the Shares tendered prior to or on May 13, 2016 will occur on May 25, 2016.  Shares tendered following May 13, 2016, during the post-closing acceptance period, are expected to be settled as soon as reasonably possible in accordance with the terms of the Offer.

SECTION 7.  REGULATION FD

Item 7.01.  Regulation FD Disclosure.

On May 18, 2016 FedEx, FedEx Acquisition B.V. and TNT Express issued a joint press release announcing that the Offer had been declared unconditional, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

99.1	Press Release dated May 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: May 18, 2016	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 18, 2016.